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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 30, 2001, accompanying the consolidated financial statements and schedule appearing in the 2001 Annual Report of Irvine Sensors Corporation on Form 10-K/A for the year ended September 30, 2001, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

                                              /s/ GRANT THORNTON LLP


Irvine, California
August 12, 2002